Exhibit 10.31

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of November 30, 2008, by and between COMERICA BANK (“Bank”) and BAZAARVOICE, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of July 18, 2007, as it may be amended from time to time (as it may be amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows;

1. Exhibit A to the Agreement is hereby amended by adding or amending and restating the following defined terms to read in their entirety as follows:

“‘Credit Card Services Sublimit’ means a sublimit for corporate credit cards issued by Bank and e-commerce or merchant account services offered by Bank under the Revolving Line not to exceed $150,000.”

‘“Eligible Monthly Services Fees’ means, as of any date of determination, the product of (i) the Renewal Rate Ratio multiplied by (ii) (a) from November 30, 2008 through and including April 30, 2009, Borrower’s four month trailing recurring monthly service revenues received from account debtors that have executed a service contract with Borrower and (b) from May 1, 2009 and thereafter, Borrower’s three month trailing recurring monthly service revenues received from account debtors that have executed a service contract with Borrower; provided, however, that (A) the service contract revenue of any account debtor (1) whose contracts with Borrower the account debtor has failed to pay within 90 days of invoice date, (2) whose contracts are not going to be renewed or (3) that is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business will be excluded from the calculation of Eligible Monthly Service Fees, and (B) upon giving five (5) days written notice to Borrower, Bank may exclude from the calculation of Eligible Monthly Service Fees revenues associated with (y) any contracts that Bank reasonably determines may not be collectible or (z) any contracts that are not performing acceptably to Bank.”

“‘indebtedness’ means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all Contingent Obligations, and (e) all obligations arising under the Credit Card Services Sublimit.”

“‘Renewal Rate Ratio’ means, as of any date of determination, the ratio of (i) the aggregate amount payable under service contracts that came up for renewal during the prior twelve month period ending on such date of determination and were actually renewed by existing account debtors of Borrower during the twelve month period then ending, to (ii) the aggregate amount payable under all services contracts that came up for renewal during the prior twelve month period then ending.”

“‘Revenue Amount’ shall initially mean $1,000,000. On May 1, 2009, and at all times thereafter, ‘Revenue Amount’ shall mean $1,500,000.”

“‘Revolving Line’ means a Credit Extension (inclusive of any amounts outstanding under the Credit Card Services Sublimit) of up to $7,000,000.’”

““Revolving Maturity Date’ means November 30, 2010.”

2. Section 2.1(b)(i) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(i) Amount. Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, less any amounts outstanding under the Credit Card Services Sublimit, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium,”

3. New Sections 2.1(b)(iii) and 2.1(b)(iv) are hereby added to the Agreement to read in their entirety as follows:

“(iii) Credit Card Services Sublimit. Subject to the terms and conditions of this Agreement, Borrower may request corporate credit cards and standard and e-commerce merchant account services from Bank (collectively, the ‘Credit Card Services’). The aggregate limit of the corporate credit cards and merchant credit card processing reserves shall not exceed the Credit Card Services Sublimit, provided that availability under the Revolving Line shall be reduced by the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves. In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Credit Card Services. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.

(iv) Collateralization of Obligations Extending Beyond Maturity. If Borrower has not secured to Bank’s satisfaction its obligations with respect to any Credit Card Services by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding Credit Card Services. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Credit Card Services are outstanding or continue.”

4. Section 2.2 of the Agreement is hereby amended and restated to read in its entirety as follows:

“2.2 Overadvances. If the aggregate amount of the outstanding Advances plus the aggregate amounts outstanding under the Credit Card Services Sublimit exceeds the lesser of the Revolving Line or the Borrowing Base, at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.’”

5. Section 2.3(a)(i) of the Agreement is hereby amended and restated to read in its entirety as follows:

*(i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the Daily Adjusting LIBOR Addendum to Loan and Security Agreement attached as Exhibit F.”

6. Section 2.5(b) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Early Termination Fee. If this Agreement is terminated before the latest expiration date of any credit facility hereunder and the credit facilities are not refinanced by Bank, Borrower shall pay an early termination fee equal to $35,000; and”

7. New Section 2.5(d) is added to the Agreement, to read in its entirety as follows:

“(d) Commitment Fee. A commitment fee equal to $14,000, payable annually on November 30, 2008, and on each November 30 thereafter, which shall be nonrefundable,”

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8. New Section 4.4 is added to the Agreement, to read in its entirety as follows:

“4.4 Lock Box Account. Borrower authorizes Bank to open and maintain in Bank’s name an account (the ‘Lock Box Account’) with Bank into which all funds received by Borrower from any source shall immediately be deposited. Borrower shall direct all account debtors to mail or deliver all checks or other forms of payment for amounts owing to Borrower to a post office box designated by Bank, over which Bank shall have exclusive and unrestricted access (the ‘Lock Box’). Bank shall collect the mail delivered to the Lock Box, open such mail, and endorse and credit all items to the Lock Box Account. Borrower shall direct all account debtors or other persons owing money to Borrower who make payments by electronic transfer of funds to wire such funds directly to the Lock Box Account. Borrower shall hold in trust for Bank all amounts that Borrower receives despite the directions to make payments to the Lock Box or Lock Box Account, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit into the Lock Box Account. Borrower shall not establish or maintain any accounts with any Person other than Bank. Prior to the occurrence of an Event of Default, Bank shall transfer, on a daily basis, to Borrower’s operating bank accounts maintained at Bank all amounts that have been deposited into the Lock Box Account or that Bank has otherwise received.”

9. Section 6.2(c) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(c) Within 30 days after the last day of each month, Borrower shall deliver to Bank a customer bookings report and renewal rate report, in form and detail acceptable to Bank, detailing such month’s customer bookings and service contract renewal rates. The renewal rate report shall include, without limitation, the dollar value and the identity of the account debtor associated with each service contract on such report.”

10. Section 6.7 of the Agreement is hereby amended and restated to read in its entirety as follows:

“6.7 Financial Covenants. Borrower shall maintain at all times, and tested monthly, the following financial covenants:

(a) Minimum Cash. Borrower shall maintain at all times, and certify monthly, a balance of Cash at Bank of not less then $1,000,000.

(b) Monthly Service Fees. Borrower shall receive, as of the last day of each month, and for the month then ending, aggregate recurring monthly service revenues in an amount not less than the Revenue Amount from account debtors that have executed a service contract with Borrower.

(c) Annual Covenant Reset. Commencing November 1, 2009, Bank shall have the right, but not the obligation, to reset any financial covenant in this Section 6.7 (which reset financial covenant(s) shall be mutually agreed upon by Bank and Borrower) based on Borrower’s financial projections delivered to Bank in accordance with Section 6.2.”

11. The notice address of Borrower in Section 10 of the Agreement is amended and restated to read in its entirety as follows:

“If to Borrower:	Bazaarvoice, Inc.
11921 N. Mo Pac Expressway, Suite 420
Austin, Texas 78759
Attn: Chad Denton
Fax: (512) 732-9997”

12. Exhibit D to the Agreement is hereby deleted and replaced with Exhibit D attached hereto.

13. Exhibit E to the Agreement is hereby deleted and replaced with Exhibit E attached hereto.

14. Exhibit F is hereby added to the Agreement in the form of Exhibit F attached hereto.

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15. Borrower is a party to certain documents, instruments and/or agreements (collectively, the “Documents”) with or between it and Comerica Bank, a Michigan banking corporation (the “Merged Bank”). The Merged Bank has been merged with and into Comerica Bank, a Texas banking association. Borrower hereby acknowledges and agrees that any reference in the Documents to Comerica Bank, a Michigan banking corporation, shall mean Comerica Bank, a Texas banking association, as successor by merger to the Merged Bank.

16. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

17. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

18. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that, except as set forth in the waiver letter agreement between Borrower and Bank to be executed in connection with this Amendment, no Event of Default has occurred and is continuing.

19. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a Securities Account Control Agreement, duly executed by Borrower;

(c) a Daily Adjusting LIBOR Addendum to Loan and Security Agreement;

(d) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(e) a lessor’s acknowledgement and subordination, together with a copy the signed leased for 11921 N. Mo Pac Expressway, Suite 420, Austin, Texas 78759;

(f) a nonrefundable commitment fee in the amount of $14,000, which may be debited from any of Borrower’s accounts;

(g) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(h) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

20. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BAZAARVOICE, INC.

By:	/s/ Brett A. Hurt

Title:	President and CEO

COMERICA BANK

By:	/s/ Stephen Bitter

Title:	Vice President

EXHIBIT D

Form of Borrowing Base Certificate

Borrower: BAZAARVO1CE, INC.		Bank: Comerica Bank
Commitment Amount:	$7,000,000	Technology & Life Sciences Division
		Loan Analysis Department
		300 W. Sixth Street, Suite 1300
		Austin, TX 78701
		Fax: (512)427-7178

ELIGIBLE MONTHLY SERVICE FEES

1.	Total Monthly Recurring Service Fees	$
2.	Ineligible Monthly Recurring Service Fees	$
3.	TOTAL ELIGIBLE MONTHLY SERVICE FEES
	(# 1 minus #2 multiplied by %*)		$

BALANCES
4.	Maximum Loan Amount	$7,000,000
5.	Total Funds Available (the lesser of #3 or #4)		$
6.	Outstanding under Sublimits ()		$
7.	Present balance outstanding on Line of Credit		$
8.	Reserve Position (#5 minus #6 and #7)		$

*	Insert applicable Renewal Rate Ratio

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

Comments:

BANK USE ONLY

Rec’d By:
Date:
Reviewed By:
Date:

Authorized Signer

EXHIBIT E

Form of Compliance Certificate

Please send all Required Reporting to:	Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
300 W. Sixth Street, Suite 1300
Austin, TX 78701
Fax: (512) 427-7178

FROM:         BAZAARVOICE, INC.

The undersigned authorized Officer of Bazaarvoice, Inc. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                                          with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANTS	REQUIRED		COMPLIES

Company Prepared F/S	Monthly, within 30 days		YES	NO
Compliance Certificate	Monthly, within 30 days		YES	NO
CPA Audits, Unqualified F/S	Annually, within 150 days of FYE		YES	NO
Board Approved Projections	Annually, by 1/31 of each year		YES	NO
Bookings Report	Monthly, within 30 days		YES	NO
Renewal Rate Report	Monthly, within 30 days		YES	NO
A/R Aging	Monthly, within 30 days		YES	NO
A/P Aging	Monthly, within 30 days		YES	NO
Borrowing Base Certificate	Monthly, within 30 days		YES	NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)		YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)		YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:

Minimum Cash	$1,000,000 $		YES	NO

Service Fee Revenues	≥ $1,000,000 from 11/ /08 through 4/30/09; and ≥ $1,500,000 from April 1, 2009 and at all times thereafter $		YES	NO

Please Enter Below Comments Regarding Covenant Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

BANK USE ONLY
Rec’d By:
Date:
Reviewed By:
Date:
Financial Compliance Status:	YES/NO

Exhibit E – Page 2

EXHIBIT F

Daily Adjusting LIBOR Addendum to Loan and Security Agreement

(see attached)

Daily Adjusting LIBOR Addendum To Loan and Security Agreement

This Daily Adjusting LIBOR Addendum to Loan and Security Agreement (this “Addendum”) is entered into as of November 30, 2008, by and between Comerica Bank (“Bank”) and Bazaarvoice, Inc., a Delaware corporation (“Borrower”). This Addendum supplements the terms of the Loan and Security Agreement dated July 18, 2007 (as amended from time to time, the “Agreement”).

1. Definitions. As used in this Addendum, the following terms shall have the following meanings. Initially capitalized terms used and not defined in this Addendum shall have the meanings ascribed thereto in the Agreement.

(a) “Applicable Margin” means three and one quarter of one percent (3.25%) per annum; provided, however, if on the first day of any fiscal quarter the average collected deposit balance (as determined by Bank) in Borrower’s accounts with Bank (excluding any accounts of Borrower at Affiliates of Bank) for the immediately preceding fiscal quarter is greater than Three Million Dollars ($3,000,000), the Applicable Margin shall be three percent (3.00%) per annum for the period of time commencing on the first day of the current fiscal quarter through the last day of the current fiscal quarter only.

(b) “Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan and San Jose, California, and, in respect of notices and determinations relating the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

(c) “Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the Applicable Margin, plus the quotient of the following:

(1)

for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount of the Indebtedness and for a period equal to one (1) month;

divided by

(2)

a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

Exhibit F – Page 2

(d) “LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to Borrower.

(e) “Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

(f) “Prime-based Rate” means a per annum interest rate which is equal to the sum of the Applicable Margin plus the greater of (i) the Prime Rate; or (ii) the rate of interest equal to the sum of (a) one percent (1%), and (b) the rate of interest equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the “Overnight Rates”), as published by the Federal Reserve Bank of New York, or, if the Overnight Rates are not so published for any day, the average of the quotations for the Overnight Rates received by Bank from three (3) Federal funds brokers of recognized standing selected by Bank, as the same may be changed from time to time.

2. Interest Rate Options. Subject to the terms and conditions of this Addendum, the Indebtedness under the Agreement shall bear interest at the Daily Adjusting LIBOR Rate, except during any period of time during which, in accordance with the terms and conditions of this Addendum, the indebtedness under the Agreement shall bear interest at the Prime-based Rate.

3. Payment of Interest. Accrued and unpaid interest on the unpaid balance of the Indebtedness outstanding under the Agreement shall be payable monthly, in arrears, on the first Business Day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). In the event that any payment under this Addendum becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Addendum. Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Daily Adjusting LIBOR Rate or, to the extent applicable, the Prime-based Rate on the date of each such change.

4. Bank’s Records. The amount and date of each advance under the Agreement, its applicable interest rate, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all amounts payable by Borrower to Bank under or pursuant to this Addendum and the Agreement, when due in accordance with the terms hereof. For any advance under the Agreement bearing interest at the Daily Adjusting LIBOR Rate, if Bank shall designate a LIBOR Lending Office which maintains books separate from those of the rest of Bank, bank shall have the option of maintaining and carrying such advance on the books of such LIBOR Lending Office.

5. Default Interest Rate. From and after the occurrence of any Event of Default, and so long as any such Event of Default remains unremedied or uncured thereafter, the Indebtedness outstanding under the Agreement shall bear interest at a per annum rate of three percent (3%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default under the Agreement. In no event shall the interest payable under this Addendum and the Agreement at any time exceed the maximum rate permitted by law.

6. Prepayment. Borrower may prepay all or part of the outstanding balance of any Indebtedness at any time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Borrower hereby acknowledges and agrees that the foregoing shall not, in any way whatsoever, limit, restrict, or otherwise affect Bank’s right to make demand for payment of all or any part of the Indebtedness under the Agreement due on a demand basis in Bank’s sole and absolute discretion.

Exhibit E – Page 3

7. Regulatory Developments or Other Circumstances Relating to the Daily Adjusting LIBOR Rate.

(a) If, at any time, Bank determines that, (1) Bank is unable to determine or ascertain the Daily Adjusting LIBOR Rate, or (2) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank, or (3) the Daily Adjusting LIBOR Rate will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Addendum at the Daily Adjusting LIBOR Rate, then Bank shall forthwith give notice thereof to Borrower, Thereafter, until Bank notifies Borrower that such conditions or circumstances no longer exist, the Prime-based Rate shall be the applicable interest rate for all Indebtedness during such period of time.

(b) If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to make or maintain any Indebtedness under the Agreement with interest at the Daily Adjusting LIBOR Rate, Bank shall forthwith give notice thereof to Borrower. Thereafter, until Bank notifies Borrower that such conditions or circumstances no longer exist, the Prime-based Rate shall be the applicable interest rate for all Indebtedness during such period of time.

(c) Further, at any time upon prior written notice to the undersigned, Bank may, in its sole discretion based upon its good faith belief that the Prime-based Rate is an appropriate basis for its floating rate loans, suspend use of the Daily Adjusting LIBOR Rate as the applicable interest rate hereunder, at which time, the Prime-based Rate shall thereafter be the applicable interest rate for all Indebtedness outstanding under the Agreement, unless Bank, in its sole discretion based upon its good faith belief that the Prime-based Rate is no longer an appropriate basis for its floating rate loans, rescinds such notice, in which case, the Daily Adjusting LIBOR Rate shall, upon written notice from Bank to the undersigned, again be the applicable interest rate for all indebtedness outstanding under the Agreement.

(d) If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof: (a) shall subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Addendum or any Indebtedness under the Agreement, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Addendum or any other amounts due under this Addendum in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Addendum or the indebtedness; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness or to reduce the amount of any sum received or receivable by Bank under this Addendum by an amount deemed by the Bank to be material, then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

Exhibit E – Page 4

(e) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any indebtedness. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to Borrower, shall be conclusive and binding for all purposes absent manifest error.

8. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Agreement remain in full force and effect.

9. Conflicts. As to the matters specifically the subject of this Addendum, in the event of any conflict between this Addendum and the Agreement, the terms of this Addendum shall control.

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

COMERICA BANK		BAZAARVOICE, INC.

By:	Stephen Bitter	By:	Brett A. Hurt

Title:	Vice President	Its:	President and CEO